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                                                                     EXHIBIT 1.1
                              AMERICAN RICE, INC.

                                  $100,000,000

                          __% Mortgage Notes due 2005


                             UNDERWRITING AGREEMENT


                                                                   July __, 1995


JEFFERIES & COMPANY, INC.
  11100 Santa Monica Blvd.
  10th Floor
  Los Angeles, California  90025

Ladies and Gentlemen:

                 American Rice, Inc., a Texas corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter") with respect to the sale by the Company and the purchase by the Underwriter of $100,000,000 aggregate principal amount of the Company's ____% Mortgage due 2005 (the "Securities").

                 The Securities are to be issued pursuant to an indenture (the "Indenture") between the Company and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"). You have advised us that you desire to purchase the Securities and that you propose to make a public offering of the Securities as soon as you deem advisable after the Registration Statement referred to below becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                 The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Securities, which may be amended. The registration statement as amended at the time when it becomes effective, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred as the "Prospectus."

                 SECTION 1. Representations and Warranties. The Company represents and warrants to the Underwriter as of the date hereof (such date being referred to as the "Representation Date") and as of the Closing Date (as defined below), as follows:

                          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.


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                          (b)     (i)      Each part of the Registration
         Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you and furnished to the Company in writing by you expressly for use therein.

                          (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (d) Each of the Company and its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its Subsidiaries, taken as a whole a Material Adverse Effect").

                          (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Collateral Documents to which the Company is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

                          (f) ERLY has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under the ERLY Pledge Agreement.

                          (g) (i) All of the issued and outstanding shares of capital stock of, or other ownership interests in, the Company and each of its Subsidiaries have been duly and validly authorized and issued; (ii) ERLY owns 81% of the voting power in capital stock of the Company; and, except as set forth on Schedule I hereto, the Company owns all of the capital stock of all of its Subsidiaries; (iii) all such shares of capital stock described in the foregoing


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         subsection (ii) are fully paid and nonassessable and, at the Closing
         Date, will be owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for such Liens permitted under the Indenture, and all such capital stock was not issued in violation of any preemptive or similar rights; (iv) except for the ownership interests described in the subsection (ii) of this paragraph, the Company has no other direct or indirect subsidiaries; and (v) except as set forth in Schedule II hereto, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its Subsidiaries.

                          (h) This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due execution and delivery hereof by the Underwriter) constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto.

                          (i) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered in accordance with its terms (assuming due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto.

                          (j) The Securities have been duly and validly authorized for issuance and sale to the Underwriter by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto.

                          (k) Each of the Collateral Documents has been duly and validly authorized by each of the Company and ERLY that is a party thereto, and, when duly executed and delivered by such party, will constitute a legally valid and binding obligation of such party, enforceable against it in accordance with the terms of such Collateral Document, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a


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         proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto.

                          (l) The pledge of the Collateral by the Company pursuant to the terms of the Collateral Documents creates valid security interests in the Collateral in favor of the Trustee for the benefit of the holders of the Securities securing the Company's obligations under the Securities and the Indenture in accordance with, and subject to, the terms of the Collateral Documents; such security interests having priority as to the Collateral as set forth in the Prospectus under the caption "Description of Securities -- Security;" and, at the Closing Date, the Collateral will be free and clear of all liens, defects, encumbrances, charges, claims and security interests, except for those permitted by the Indenture. Upon recording of the Freeport Deed of Trust, the Maxwell Deed of Trust and the Stuttgart Mortgage, filing of the Trademark Security Agreement and financing statements relating to the Collateral in the appropriate filing offices, and delivery to the Trustee of the pledged stock of the Company's Subsidiaries and Subsidiary Intercompany Notes, duly endorsed in blank, the Trustee will have a fully perfected lien on such Collateral (to the extent such a lien may be perfected by such recordations, filings and deliveries) with the same priority with respect to such Collateral as described in the Prospectus, except, in the case of priority, for liens permitted under the Indenture.

                          (m) The Securities, the Indenture and the Collateral Documents conform in all material respects to the respective descriptions thereof in the Prospectus.

                          (n) None of the Company, of its Subsidiaries or ERLY is in violation of its respective charter or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its properties or assets is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, its Subsidiaries or ERLY or their respective assets or properties, and there exists no condition that, with notice, the passage of time or otherwise, would constitute any such default under any such document or instrument, except any such default, violation or condition which could not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

                          (o) The execution, delivery and performance by the Company of this Agreement and the Indenture, and by each of the Company and ERLY of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Securities, will not violate, conflict with or result in a breach or violation of any of the respective charters or bylaws of any of the Company, its Subsidiaries or ERLY or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to the charter or bylaws of any of the Company, its Subsidiaries or ERLY, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which any of the Company, its Subsidiaries or ERLY is a party or by which it or any of them is bound, or to which any properties of the Company, its Subsidiaries or ERLY are or may be subject, or contravene any order of any court or governmental agency or body having jurisdiction over any of the Company, its Subsidiaries or ERLY or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree


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         applicable to any of the Company, its Subsidiaries or ERLY, or any of
         their respective properties, except for any such violations, conflicts, breaches or defaults which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                          (p) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties,
         (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Subsidiaries is subject, that would, in the case of (i), (ii) and (iii), reasonably be expected, either singly or in the aggregate, to have a Material Adverse Effect.

                          (q) No consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance by the Company of this Agreement and the Indenture, or by either of the Company or ERLY of the Indenture Collateral Documents to which each is a party, the issuance and sale of the Securities by the Company and the consummation of the transactions contemplated hereby and thereby, except (i) such as have been obtained and made under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and state securities or Blue Sky laws and regulations, (ii) such as have been obtained or made to perfect the Liens created by the Collateral Documents, (iii) may be required by the National Association of Securities Dealers, Inc. and (iv) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                          (r)     Except as otherwise set forth in the
         Prospectus or such as are not material to the assets, properties, business, results of operations, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries, taken as a whole, or ERLY each of the Company its Subsidiaries and ERLY has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Prospectus as being owned by it. All leases to which the Company or any of its Subsidiaries is a party are valid and binding, no default has occurred or is continuing thereunder and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee, except to the extent that such failure to be binding, default or failure to enjoy peaceful and undisturbed possession would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                          (s) In the ordinary course of its business, the Company has conducted or arranged for periodic reviews of the effect of Environmental Laws (as defined herein) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and estimates associated costs and liabilities (including, without limitation, all capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties. On the basis of


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         such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has violated any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term condition of any such permit, license or approval, which could in such circumstance reasonably be expected to have a Material Adverse Effect.

                          (t) Except as described in the Prospectus, there is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries, and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as would not have a Material Adverse Effect. Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has violated any Federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company nor any of its Subsidiaries engaged in any unfair labor practice, which in each case might result, singly or in the aggregate, in a Material Adverse Effect.

                          (u) Each of the Company and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                          (v) (i) Each of the Company and its Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in its business currently conducted by it in the manner described in the Prospectus, except to the extent that the failure to obtain and hold such Authorizations would not have a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect and (iii) the Company and its Subsidiaries


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         are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

                          (w) Each of the Company and its Subsidiaries own or possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company and its Subsidiaries does not, infringe on the rights of any person, except infringements which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                          (x) All tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. The Company does not know of any material proposed additional tax assessments against the Company or any of its Subsidiaries.

                          (y)     Neither the Company nor any of its
         Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" or an "affiliate" of a holding Company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                          (z) No holder of any security of the Company has or will have any right to request or demand the registration of such security under the Act or analogous foreign laws and regulations by virtue of any transaction contemplated by this Agreement, the Indenture or any of the Collateral Documents.

                          (aa) Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Securities Act. The consolidated historical financial statements, together with related schedules and notes, set forth in the Registration Statement and the Prospectus fairly present the consolidated financial position and condition of the Company at the dates indicated and the results of the Company's operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods, except as stated therein. The pro forma financial data set forth in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement, the


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         Indenture and the Collateral Documents.  The other financial and statistical information and data included in the Registration Statement and the Prospectus, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                          (ab) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
         (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (ac) The Indenture is, or shall have been, qualified under the Trust Indenture Act of 1939, as amended, at the time the Registration Statement is declared effective.

                          (ad) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change").

                          (ae) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                          (af) The present fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company and its Subsidiaries as they become absolute and matured. The assets of the Company and its Subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. The Company does not intend to permit any of its other Subsidiaries to incur debts beyond their respective ability to pay such debts as they mature.
         Upon the issuance of the Securities, the present fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) as they become absolute and matured, the assets of the Company and its Subsidiaries, taken as a whole, will not constitute unreasonably small capital to carry out their business as now conducted or as proposed to be conducted, including the capital needs of the Company and each of its Subsidiaries, taking into account the


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         projected capital requirements and capital availability of the Company and each of its Subsidiaries.

                          (ag) Neither the Company nor any agent thereof acting on the behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

                          (ah) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of the Securities or (ii) since the date of the preliminary prospectus
         (A) sold, bid for, purchased, or paid any person any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

                          (ai) The Company has complied with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issues doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                 SECTION 2.       Sale and Delivery to the Underwriter.

                          (a) Subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter and, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company at a purchase price of ____% of their principal amount, $100,000,000 aggregate principal amount of the Securities. The Company will have no obligation to sell to the Underwriter any of the Securities hereunder unless the Underwriter purchases all of the Securities hereunder.

                          (b) Payment of the purchase price for, and delivery of, the Securities to be purchased by the Underwriter shall be made at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, at 7:00 A.M., Los Angeles time, on the third business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third business day after the date of execution of this Agreement), or such other time or place as the Underwriter and the Company shall designate (such time and date of payment and delivery being herein called the "Closing Date").

                          (c) Payment shall be made to the Company in same day funds by wire transfer payable to the order of the Company against delivery to the Underwriter of the Securities to be purchased by it. The Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days before the Closing Date. The Securities will be made available for examination and packaging by the

         Underwriter not later than 1:00 P.M. on the last business day prior to the Closing Date at the offices of the Trustee in New York, New York.

                 SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

                          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the date of this Agreement, and any amendment thereof, to become effective as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus (including any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriter shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause (a), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (A) when the Registration Statement, if not effective at the date of this Agreement, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information, (E) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, subject to the second sentence of Section 3(a), an amendment or supplement which will correct such statement or omission or effect such compliance.

                          (c) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Securities are offered by the Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply so far as it is able, with all requirements imposed upon them by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Securities in accordance with the provisions hereof and the Prospectus.

                          (d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its Subsidiaries covering a twelve-month period beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                          (e) The Company will furnish to the Underwriter, without charge, two signed copies of the Registration Statement (including exhibits thereto and all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus and the Prospectus and all amendments and supplements thereto as the Underwriter may reasonably request.

                          (f) The Company will apply the net proceeds from the sale of the Securities to be sold hereunder in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

                          (g) The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury law against the holders of the Securities, to the extent it may lawfully do so.

                          (h)     The Company will cooperate with the
         Underwriter and its counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Securities for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

                          (i)     So long as any of the Securities are
         outstanding, the Company will supply to the Underwriter, promptly upon their becoming available, copies of all current, regular and periodic reports and other publicly available information filed by the Company with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions and other such publicly available information concerning the Company as the Underwriter shall reasonably request.

                          (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

                 SECTION 4. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs, expenses, fees and taxes incident to and in connection with this Agreement and the transactions contemplated hereby, including all costs, expenses, fees and taxes relating to:
(i) the preparation, printing, duplicating, filing and distributing of the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto, the Indenture, the underwriting documents (including this Agreement and all other documents related to the public offering of the Securities (including those supplied to the Underwriter in quantities as hereinabove stated); (ii) the issuance, transfer and delivery by the Company of the Securities to the Underwriter;
(iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of counsel to the Underwriter relating to such registration or qualification; (iv) the review of the terms of the public offering of the Securities by the National Association of Securities Dealers, Inc.; (v) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (vi) the fees, disbursements and expenses of counsel to the Company, counsel to the Underwriter and the accountants; (vii) all reasonable out-of-pocket expenses incurred by the Underwriter in connection with the offering of the Securities; and (viii) the performance by the Company of its other obligations under this Agreement not specifically set forth in this paragraph.

                 SECTION 5. Conditions of the Underwriter's Obligations. The obligation of the Underwriter to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

                          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                          (b) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                          (d) Since the dates as of which information is given in the Registration Statement and the Prospectus (i) there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of its Subsidiaries from that set forth in the Registration Statement and the Prospectus and (iii) the Company and its Subsidiaries shall have incurred no liability or obligation, direct or contingent, that is material individually or in the aggregate, to the Company and its Subsidiaries taken as a whole and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet included in the Registration Statement and the Prospectus.

                          (e) The Underwriter shall have received (i) certificates of Company, dated the Closing Date, executed on behalf of the Company, by (A) the President or any Vice President and (B) a principal financial or accounting officer of the Company, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b),
         (c), and (d) of this Section 8; (ii) certificates of each of the Company and ERLY, dated the Closing Date, executed by the Secretary of each such entity, certifying as true, accurate and complete for each such entity, the bylaws and corporate resolutions with respect to approval of the transactions contemplated hereon involving such entity, the incumbency of certain officers, and as to such other matters as the Underwriter may reasonably request; (iii) certificates or articles of incorporation for each the Company and ERLY issued as of a recent date by the Secretary of State of the state of incorporation of each such entity; and (iv) appropriate certificates of qualification to do business and of good standing for each of the Company and its Subsidiaries issued on a recent date by the Secretary of State of each jurisdiction in which the failure of the Company or its Subsidiaries, as the case may be, to be qualified to do business could have a Material Adverse Effect.

                          (f) On the Closing Date, the Underwriter shall have received an opinion (satisfactory to the Underwriter and its counsel), dated the Closing Date, of Vial, Hamilton, Koch and Knox, L.L.P., counsel for the Company, to the effect that:

                                  (1)      Each of the Company and its
                 Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and each is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have, in the aggregate, a Material Adverse Effect.

                                  (2)      (A)     The Registration Statement
                 has become effective under the Act; (B) any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and (C) to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                                  (3)      The Company has filed the
                 Registration Statement on the proper form under the Act.

                                  (4)      The Registration Statement and the
                 Prospectus (except for (A) the financial statements and schedules contained therein (including the notes thereto, the auditors' report thereon and the related summary of accounting policies), (B) financial and statistical data included therein, and (C) the exhibits thereto, as to which no opinion need be expressed) comply as to form in all material respects with the applicable requirements of the Act.

                                  (5) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Collateral Documents to which the Company is a party, including the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

                                  (6)      ERLY has been duly incorporated, is
                 validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under the ERLY Pledge Agreement.

                                  (7)      (i) All of the issued and
                 outstanding shares of capital stock of, or other ownership interests in, the Company and each of its Subsidiaries have been duly and validly authorized and issued; (ii) ERLY owns 81% of the voting power in capital stock of the Company; and except as set forth on Schedule I hereto, the Company owns all of the capital stock of all of its Subsidiaries; (iii) all such shares of capital stock described in the foregoing subsection (ii) are fully paid and nonassessable and are owned free and clear of any Lien, except for Liens permitted under the Indenture, and all such capital stock was not issued in violation of any preemptive or similar rights; (iv) except for the ownership interests described in the subsection (ii) of this paragraph, the Company has no other direct or indirect subsidiaries; and (v) except as set forth in Schedule II hereto, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its Subsidiaries.

                                  (8)      Each of this Agreement, the
                 Indenture, the Securities and the Collateral Documents has been duly authorized, executed and delivered by each of the Company and ERLY that is a party thereto.

                                  (9)      The Indenture has been duly
                 qualified under the Trust Indenture Act of 1939, as amended, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms.

                                  (10)     When issued and authenticated in
                 accordance with the terms of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms and entitled to the benefits of the Indenture.

                                  (11)     Each of the Collateral Documents
                 constitutes a valid and legally binding agreement of each of the Company and ERLY that is a party thereto, enforceable against such party in accordance with its terms.

                                  (12)     The statements under the captions
                 "Business--Brand Names and Trademarks," "Business-- Regulations," "Business--Legal Proceedings," "Description of Mortgage Notes" and "Underwriting" in the Prospectus, as amended or supplemented, and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                                  (13)     No consent, waiver, approval,
                 authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance by the Company of this Agreement and the Indenture, or by either of the Company or ERLY of the Indenture and the Collateral Documents to which each is a party, the issuance and sale of the Securities by the Company and the consummation of the transactions contemplated hereby and thereby, except
                 (i) such as have been obtained and made under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations, (ii) such as needed to perfect Liens created by the Collateral Documents, (iii) such as may be required by the National Association of Securities Dealers, Inc. and (iv) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                                  (14)     The Collateral Documents create
                 valid security interests in favor of the Trustee in the Collateral described therein for the benefit of the holders of the Mortgage Notes.

                                  (15) The financing statements required to be filed pursuant to the Collateral Documents are sufficient to perfect the security interests of Trustee granted by the Company and ERLY, in their respective right, title and interest in the Collateral to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement under the laws of the state in which such financing statement is required to be filed, and, with respect to security interests perfected by filing, no other filings, registrations, recordings or other actions are required in order to perfect such security interests.

                                  (16)     The Freeport Deed of Trust, the
                 Maxwell Deed of Trust and the Stuttgart Mortgage represent legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, create valid liens in favor of the Trustee on the Freeport Facility, the Maxwell Facility and the Stuttgart Facility, respectively, including the furniture, fixtures and equipment located thereon, are in appropriate form for recording in the states where such Collateral is located and, when duly acknowledged and recorded in the appropriate office in such states, such liens will be perfected.

                                  (17)     None of the Securities, the
                 Indenture or the Collateral Documents violate any applicable law with respect to usury of the states governing the Securities and the Indenture or in which the Collateral is located.

                                  (18)     The provisions of the Indenture and
                 of the Collateral Documents stating that they shall be governed by, and construed in accordance with the laws of the State of New York will be enforced, recognized and in all respects deemed controlling under the law of such states, except as to validity, creation and perfection of Liens on the Collateral and matters of procedure and remedies, as to which the Collateral Documents will be governed by and construed in accordance with the laws of such states.

                                  (19)     The Securities, the Indenture and
                 the Collateral Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

                                  (20)     Neither the Company nor any of its
                 Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                  (21) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration statement and the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration and the Prospectus which are not described as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein.

                                  (22)     The execution, delivery and
                 performance by the Company of this Agreement and the Indenture, and by each of the Company and ERLY of the Collateral Documents to which it is a party, and consummation of the transaction contemplated hereby and thereby and the issuance and sale of the Securities, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default) or require consent under, or result in the imposition of a Lien on any properties of any of the Company, its Subsidiaries or ERLY (except as contemplated by the Collateral Documents), or an acceleration of indebtedness pursuant to (i) the charter or bylaws of any of the Company, its Subsidiaries or ERLY, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument identified as such to such counsel to which any of the Company, its Subsidiaries or ERLY is a party or by which any of them or their property is bound, (iii) to the best of such counsel's knowledge, any statute, rule or regulation applicable to any of the Company, its Subsidiaries or ERLY, or
                 (iv) any judgment, order or decree known to such counsel of any court or governmental agency or authority having jurisdiction over any of the Company, its Subsidiaries or ERLY. To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement, the Indenture and the Collateral Documents, except such as may be required under the Act, the Trust

                 Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                                  (23) The Company and its Subsidiaries own or possess the Intellectual Property presently employed by them in connection with the businesses now operated by them, and, to the knowledge of such counsel, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of the Company and its Subsidiaries does not, to the knowledge of such counsel, infringe on the rights of any person.

                                  (24)     To the best knowledge of such
                 counsel, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement, the Indenture or any of the Collateral Document to which it is a party, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act securities held by them.

                                  (25)     To the best knowledge of such
                 counsel, neither the Company nor any agent thereof acting on the behalf of the Company has taken, and neither of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
                 Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

                          Counsel will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (D) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; and (E) compliance with laws relating to permissible rates of interest.

                          In addition, counsel for the Company shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company, and representatives of and counsel to the Underwriter in connection with the preparation of the Registration Statement and the Prospectus and any amendment thereof or supplement thereto and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements and does not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Registration Statement and the Prospectus and any amendment thereof or supplement thereto; and such counsel advises the

         Underwriter that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement or the Prospectus at the time each became effective or at the Representation Date and the Closing Date, as of the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that counsel for the Company need express no belief or opinion with respect to the Form T-1, the financial statements, notes and schedules thereto and other financial and statistical data included therein).

                          (g) The Underwriter shall have received an opinion, dated the Closing Date, of Latham & Watkins ("Latham"), counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

                          (h) The Underwriter shall have received letters on and as of the date hereof as well as on and as of the Closing Date in form and substance satisfactory to the Underwriter, from Deloitte & Touche, LLP, independent public accountants for the Company, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                          (i) Counsel for the Underwriter shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
         Section 5 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                 All opinions, certificates, letters and other documents required to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

                 SECTION 6.       Indemnification and Contribution.

                          (a) The Company agrees to indemnify, defend and hold harmless (i) the Underwriter, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Underwriter (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, shareholders, directors, partners, employees, representatives and agents of the Underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in a Prospectus (the term "Prospectus" for the purpose of this section 6 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriter expressly for use therein. The Company shall notify the Underwriter promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

                          (b) In case any action or proceeding (including any governmental or regulatory investigation proceeding) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent that the Company has been prejudiced in any material respect by such failure). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to Indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by the Underwriter. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                          (c) The Underwriter agrees to indemnify and hold harmless the Company and its respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus.

                          (d) The statements contained in the Registration Statement and the Prospectus in the section entitled the "Underwriting" constitute the only information heretofore furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus, or any amendment or supplement thereto.

                          (e)     If the indemnification provided for in this
         Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Underwriter and its related Indemnified Persons shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions applicable to the Securities purchased by the Underwriter exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          (f) The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

                 SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of its respective officers, employees, directors, shareholders or person who controls any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Securities to and payment for the Securities by the Underwriters.

                 SECTION 8.       Termination of Agreement.

                          (a) The Underwriter may terminate this Agreement, by notice to the Company prior to the Closing Date (i) if there shall occur any default or breach by the Company hereunder or the failure to satisfy any of the conditions contained in Section 5 hereof, (ii) if there has been, since the date of this Agreement or since the respective dates as of which information is provided in the Registration Statement and prior to the Closing Date, any Material Adverse Change or any downgrading of any of the Company's securities or the placement of any such securities on a so-called "credit watch" or similar list by any major credit rating agency, or (iii) if, since the date of this Agreement and prior to the Closing Date, (A) there has occurred any material adverse change in the financial markets of the United States or any outbreak of hostilities or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the reasonable good faith judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (B) trading in any of the securities of the Company has been suspended by the Commission, or trading generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System has been suspended (other than by limitation on hours or number of days of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by either federal or New York State authorities.

                          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4.

                 SECTION 9. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at 16825 Northchase Drive Suite 1600, Houston, Texas 77060,
Attention: Bronson Schultz, and (b) if to the Underwriter, to Jefferies & Company, Inc., 11100 Santa Monica Blvd., 10th Floor, Los Angeles, California 90025, Attention: [Syndicate Department], and, in each case, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Paul D. Tosetti, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                 SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriter, the Company and their respective successors and legal representatives and the controlling persons and officers, employees, directors and shareholders referred to in Sections 6 and 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and their respective successors and legal representatives, and said controlling persons, shareholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 11. Governing Law. This Agreement SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

                                          Very truly yours,

                                          AMERICAN RICE, INC.


                                          By:________________________________
                                             Name:
                                             Title:


The foregoing Agreement
is hereby confirmed and accepted as of
the date first above written.

JEFFERIES & COMPANY, INC.


By:_____________________________
   Name:
   Title:

                                   Schedule I

                  THE COMPANY'S OWNERSHIP OF SUBSIDIARY STOCK

                                  Schedule II

               OUTSTANDING SUBSCRIPTIONS, RIGHTS, WARRANTS, ETC.